                                                             EXHIBIT 2.n.(iv)




                      CONSENT TO BEING NAMED AS TRUSTEE


        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of CVS Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.


Dated:  May 19, 1998



                                              /s/ Donald J. Puglisi
                                              ------------------------------
                                              Donald J. Puglisi

                      CONSENT TO BEING NAMED AS TRUSTEE


        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of CVS Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.


Dated:  May 19, 1998



                                              /s/ William R. Latham III
                                              ------------------------------
                                              William R. Latham III

                      CONSENT TO BEING NAMED AS TRUSTEE


        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of CVS Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a trustee of the Trust.


Dated:  May 19, 1998



                                              /s/ James B. O'Neill
                                              ------------------------------
                                              James B. O'Neill